
<ARTICLE> 5
<MULTIPLIER> 1000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                          80,900
<SECURITIES>                                         0
<RECEIVABLES>                                  582,100<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                    515,200
<CURRENT-ASSETS>                             1,763,600<F2>
<PP&E>                                       3,057,900
<DEPRECIATION>                               1,432,000
<TOTAL-ASSETS>                               6,234,100<F2>
<CURRENT-LIABILITIES>                        1,947,400
<BONDS>                                      1,256,200
<COMMON>                                        97,100
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      7,400
<OTHER-SE>                                   1,584,100
<TOTAL-LIABILITY-AND-EQUITY>                 6,234,100
<SALES>                                      2,732,100<F3>
<TOTAL-REVENUES>                             2,745,400
<CGS>                                        1,617,600
<TOTAL-COSTS>                                1,617,600
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              52,300
<INCOME-PRETAX>                                121,300<F4>
<INCOME-TAX>                                    33,600
<INCOME-CONTINUING>                             87,700<F4>
<DISCONTINUED>                                  60,200<F5><F6>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   147,900
<EPS-PRIMARY>                                     1.55
<EPS-DILUTED>                                     1.51

<F1>Amount shown is net of allowances.
<F2>Included within current assets and total assets are net assets of discontinued operations of $351.8 million and $1,842.4 million, respectively.
<F3> Excludes sales reported by the discontinued health care segment of
$1,536.2 million for the first nine months of 1995.
<F4>Includes a pretax provision of (a) $30 million ($18.6 million after-tax)
relating to corporate governance activities and (b) restructuring costs of $44.3 million ($27.1 million after-tax).
<F5>In June 1995, the Company announced that its Board of Directors had approved a plan to spin off NMC. As a result, Grace has classified its health care segment as a discontinued operation.
<F6> Includes after-tax provisions of $24 million relating to the write-down of impaired assets, $5.6 million for the phase-out of certain health care research programs and $3.9 million for additional costs associated with Grace's incentive programs.

